Exhibit 99.1

Jack in the Box Inc. Completes $1.1 Billion Securitized Financing Facility

SAN DIEGO--(BUSINESS WIRE)--February 14, 2022--Jack in the Box Inc. (NASDAQ: JACK) (the “Company”) today announced that one of its indirect, limited-purpose subsidiaries (the “Master Issuer”) has completed the sale of $550 million of its Series 2022-1 3.445% Fixed Rate Senior Secured Notes, Class A-2-I (the “Class A-2-I Notes”) and $550 million of its Series 2022-1 4.136% Fixed Rate Senior Secured Notes, Class A-2-II (the “Class A-2-II Notes” and, together with the Class A-2-I Notes, the “2022 Notes”). Interest payments on the 2022 Notes are payable on a quarterly basis. The anticipated repayment dates of the Class A-2-I Notes and the Class A-2-II Notes will be February 2027 and February 2032, respectively, unless earlier prepaid to the extent permitted under the indenture that will govern the 2022 Notes. The 2022 Notes were issued by the Master Issuer in a privately placed securitization transaction.

The net proceeds of the sale of the 2022 Notes are expected to be used to repay in full the Company’s existing Series 2019-1 3.982% Fixed Rate Senior Secured Notes, Class A-2-I and to distribute to Jack in the Box SPV Guarantor, LLC and thereafter to the Company to fund a portion of the Company’s acquisition of Del Taco Restaurants, Inc.

The Master Issuer also entered into a purchase agreement under which it will issue up to $150 million of its Series 2022-1 Variable Funding Senior Secured Notes, Class A-1 (the "Series 2022-1 Class A-1 Notes"), which will allow the Master Issuer to borrow amounts from time to time on a revolving basis. The Series 2022-1 Class A-1 Notes will replace the Company’s existing $150 million Series 2019-1 Variable Funding Senior Secured Notes, Class A-1.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the 2022 Notes or any other security. The 2022 Notes to be offered have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on franchising opportunities with Jack in the Box, visit JackintheBoxFranchising.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the potential impacts to our business and operations resulting from the COVID-19 pandemic, the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, including federal, state and local policies regarding mitigation strategies for controlling the COVID-19 pandemic, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

Contacts

Chris Brandon
619.902.0269
chris.brandon@jackinthebox.com